UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 2, 2019
____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At WEC Energy Group, Inc.’s 2019 Annual Meeting of Stockholders held on May 2, 2019, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Thirteen Directors for Terms Expiring in 2020

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

Barbara L. Bowles	213,634,069	20,824,739	1,176,629	42,759,932
Albert J. Budney, Jr.	231,882,428	2,476,850	1,276,159	42,759,932
Patricia W. Chadwick	217,943,012	16,523,766	1,168,659	42,759,932
Curt S. Culver	216,800,502	17,638,468	1,196,467	42,759,932
Danny L. Cunningham	233,036,309	1,395,444	1,203,684	42,759,932
William M. Farrow III	231,963,967	2,388,206	1,283,264	42,759,932
Thomas J. Fischer	217,361,169	17,080,639	1,193,629	42,759,932
J. Kevin Fletcher	230,385,866	4,129,297	1,120,274	42,759,932
Gale E. Klappa	214,789,854	19,706,126	1,139,457	42,759,932
Henry W. Knueppel	231,982,780	2,419,185	1,233,472	42,759,932
Allen L. Leverett	217,022,867	17,363,211	1,249,359	42,759,932
Ulice Payne, Jr.	217,315,291	17,133,782	1,186,364	42,759,932
Mary Ellen Stanek	217,517,105	17,052,639	1,065,693	42,759,932

Proposal 2 -- Advisory Vote to Approve Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
215,878,658	17,386,874	2,369,905	42,759,932

Proposal 3 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2019

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
273,336,288	3,844,256	1,214,825	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: May 8, 2019	William J. Guc -- Vice President and Controller

3